EXHIBIT 99.1
Blaize Appoints Martin Costas as Chief Operations Officer and Chief Financial Officer
Harminder Sehmi to Remain with Company Through November
SAN JOSE, Calif., November 5, 2026 - Blaize Holdings, Inc. (Nasdaq: BZAI), a leader in programmable, energy-efficient edge AI computing, today announced the appointment of Martin Costas as Chief Operations Officer and Chief Financial Officer, effective November 2, 2026. Costas succeeds Harminder Sehmi, who is retiring and will remain with the company through November 30, 2026, to support a smooth transition.
In the summer of 2026, the Company’s Board of Directors and Sehmi began planning for Sehmi’s eventual retirement. In order to provide for an orderly succession, the Company’s Board of Directors searched for qualified candidates. After the Board identified Costas as a qualified candidate and he agreed to join the Company, Sehmi decided to retire and pursue other interests.
In his combined role, Costas will lead the company’s operations and finance organization, with a focus on strengthening financial discipline, capital management and operational execution. He will report directly to Chief Executive Officer Dinakar Munagala.
“Martin brings extensive public-company financial leadership, capital markets experience and operational expertise to Blaize at an important time for our business,” said Munagala. “His experience will be valuable as we work to strengthen our financial position, improve operational efficiency and execute against our commercial opportunities. On behalf of the entire Blaize team, I also want to thank Harminder for his leadership, dedication and significant contributions, and we wish him all the best.”
Costas commented: “I’m joining Blaize at an important time. My focus will be on strengthening our financial foundation, maintaining disciplined capital allocation and driving greater operational efficiency. I look forward to working with the leadership team and board.”

About Martin Costas
Costas brings more than 25 years of global finance and operations leadership across public companies and high-growth ventures. His experience spans capital markets, corporate finance, financial reporting and operational transformation, including supporting companies through major strategic and financing initiatives. He previously served as CFO of BOXABL (Nasdaq: BXBL), where he supported the company through its Nasdaq listing, and of Honeywell Process Solutions and Nexans AmerCable. He held senior global finance leadership positions at Schlumberger (NYSE: SLB) and Sysco, and he began his career at PwC.. Costas holds an MBA from the University of Barcelona in Spain and a B.S. in Accounting from Universidad Argentina de la Empresa (UADE) in Buenos Aires, Argentina.
About Blaize
Blaize delivers a programmable AI platform, purpose-built for AI inference workloads in real-world environments. Its Hybrid AI architecture combines the Blaize GSP (Graph Streaming Processor) with GPU-based infrastructure, enabling AI inference workloads to run across edge, cloud, and data center. Blaize solutions support computer vision, multimodal AI, and sensor-

driven applications across smart cities, industrial automation, telecommunications, retail, logistics, and mission-critical operations. Blaize is headquartered in San Jose, California. Visit www.blaize.com or follow us on LinkedIn @blaizeinc.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this press release are forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances, many of which are outside the Company’s control. Actual results may differ materially from those expressed or implied by these forward-looking statements. Important factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission, including the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 24, 2026, as amended on April 30, 2026, as well as the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 13, 2026. Forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update them except as required by law.
Contacts
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